Exhibit 10.1

SECOND AMENDMENT OF EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT OF EMPLOYMENT AGREEMENT (this “Second Amendment”) is made and entered into as of October 25, 2017 (the “Second Amendment Effective Date”) by and between PRGX Global, Inc., a Georgia corporation (the “Company”), and Ronald E. Stewart (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive previously entered into that certain Employment Agreement, dated as of December 13, 2013 (the “Employment Agreement”), as amended by that certain Amendment of Employment Agreement, dated as of April 27, 2016 (the “First Amendment” and together with the Employment Agreement, the “Amended Employment Agreement”), to set forth the terms and conditions of the Executive’s employment as the Company’s Chief Executive Officer and President; and

WHEREAS, the Company and the Executive now desire to further amend the Amended Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth and intending to be legally bound, the Company and the Executive agree as follows:

1. Section 2 of the Amended Employment Agreement is hereby amended by deleting it in its entirety and inserted the following in lieu thereof:

“Term. This Agreement is effective as of the Effective Date, and will continue through December 31, 2021 (the “Term”), unless terminated earlier as hereinafter provided.”

2. Section 3(a) of the Amended Employment Agreement is hereby amended by deleting the first sentence therein and inserting the following in lieu thereof, and by changing the reference to “2015” in the third sentence to “2019”:

“Beginning as of the Second Amendment Effective Date, the Company shall pay the Executive an annual base salary of $550,000.”

3. Section 3(b) of the Amended Employment Agreement is hereby amended by deleting the fourth sentence therein and inserting the following in lieu thereof:

“In connection with such annual incentive bonus plan, subject to the corresponding performance levels being achieved, beginning with calendar year 2017, the Executive shall be eligible for an annual target bonus equal to one hundred percent (100%) of the Executive’s annual base salary and an annual maximum bonus of not less than two hundred percent (200%) of the Executive’s annual base salary.”

4. Section 3(c)(iii) of the Amended Employment Agreement is hereby amended by (i) changing the reference to “2014” in the first sentence to “2019” and (ii) deleting the last sentence of such section and inserting the following in lieu thereof:

“Except as specifically set forth above, however, nothing herein shall require the Company to make any equity grants or other awards to the Executive in any specific year, and the Executive acknowledges and agrees that the grant of the 2017 Stock Options (as defined below) is in lieu of any equity awards to be granted to Executive in calendar year 2018.”

5. Section 3(c) of the Amended Employment Agreement is hereby further amended by adding the following new clause (v) to the end thereof:

“(v)    The Company shall grant to the Executive, as of the Second Amendment Effective Date, stock options to acquire 500,000 shares of the common stock, no par value per share, of the Company (the “2017 Stock Options”), at an exercise price equal to the closing price, as of the date of grant, of the underlying shares of common stock, pursuant to a form of Stock Option Agreement under the 2017 Equity Incentive Compensation Plan that is approved by the Compensation Committee of the Company and reflects the terms of the 2017 Stock Options stated herein. The 2017 Stock Options will have a term of five years and vest as to one-third of the 2017 Stock Options (rounded down to the nearest whole share) on each of December 31, 2019 and December 31, 2020, and as to the remaining 2017 Stock Options on December 31, 2021, subject to the Executive’s continued employment through such dates and the acceleration provisions in this Agreement.”

6. Section 8(b) of the Amended Employment Agreement is hereby amended by adding the following new clause (ix) to the end thereof:

“(ix) vesting of a prorated number of the Executive’s outstanding unvested options, restricted stock and other equity-based awards (other than the “Cash-Settled SARs,” as defined in the First Amendment) that would have vested based solely on the continued employment of the Executive through the first applicable vesting date immediately following the date of Executive’s termination of employment for each type of award (e.g., options, restricted stock, etc.) equal to the number of such awards that would vest as of such next vesting date multiplied by a fraction, the numerator of which is the number of monthly anniversaries that have occurred, as measured from the immediately preceding vesting date of such awards (or, if none, since the date of grant of such awards), to the date of termination of the Executive’s employment, and the denominator of which is the number of monthly anniversary dates between such immediately preceding vesting date (or, if none, such date of grant) and the first vesting date immediately following the date of termination of the Executive’s employment. Additionally, all of the Executive’s outstanding stock options shall remain outstanding until the earlier of (i) one year after the date of termination of the Executive’s employment or (ii) the original expiration date of the options (disregarding any earlier expiration date provided for in any other agreement, including without limitation any related grant agreement, based solely on the termination of the Executive’s employment).”

7. Section 8(d) of the Amended Employment Agreement is hereby amended by adding the following new clause (vi) to the end thereof:

“(vi) vesting of a prorated number of the Executive’s outstanding unvested options, restricted stock and other equity-based awards (other than the Cash-Settled SARs) that would have vested based solely on the continued employment of the Executive through the first applicable vesting date immediately following the date of Executive’s termination of employment for each type of award (e.g., options, restricted stock, etc.) equal to the number of such awards that would vest as of such next vesting date multiplied by a fraction, the numerator of which is the number of monthly anniversaries that have occurred, as measured from the immediately preceding vesting date of such awards (or, if none, since the date of grant of such awards), to the date of termination of the Executive’s employment, and the denominator of which is the number of monthly anniversary dates between such immediately preceding vesting date (or, if none, such date of grant) and the first vesting date immediately following the date of termination of the Executive’s employment. Additionally, all of the Executive’s outstanding stock options shall remain outstanding until the earlier of (i) one year after the date of termination of the Executive’s employment or (ii) the original expiration date of the options (disregarding any earlier expiration date provided for in any other agreement, including without limitation any related grant agreement, based solely on the termination of the Executive’s employment).”

8. Section 8(f) of the Amended Employment Agreement is hereby amended by deleting the second sentence thereof and adding the following as the new second sentence thereof:

“If the Executive’s employment terminates upon expiration of the Term in accordance with Section 7(e) hereof, all of the Executive’s outstanding stock options shall remain outstanding until the earlier of (i) one year after the date of termination of the Executive’s employment or (ii) the original expiration date of the stock options (disregarding any earlier expiration date provided for in any agreement, including without limitation any related grant agreement, based solely on the termination of the Executive’s employment).”

9. Section 8(g) of the Amended Employment Agreement is hereby amended by deleting the reference in the first sentence to Section 8(b)(i), (ii), (iii), (v), (vi), (vii) and (viii) therein and inserting the following in lieu thereof:

“8(b)(i), (ii), (iii), (v), (vi), (vii), (viii) and (ix)”

10. Exhibit A, Restricted Territory, of the Amended Employment Agreement is hereby amended by deleting it in its entirety and inserting the attached Exhibit A, Restricted Territory, in lieu thereof.

11. Except as otherwise set forth herein, the Amended Employment Agreement shall continue in accordance with its terms as in effect prior to this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Second Amendment Effective Date set forth above.

PRGX GLOBAL, INC.

By:	/s/ Victor A. Allums
Its:	Senior Vice President and General Counsel

EXECUTIVE

/s/ Ronald E. Stewart
Ronald E. Stewart

EXHIBIT A

RESTRICTED TERRITORY

“Restricted Territory” refers to all of the geographic areas described in I. and II. below, collectively.

I.      All of the following Metropolitan Statistical Areas in the U.S., collectively:

Akron, OH

Atlanta-Sandy Springs-Roswell, GA

Austin-Round Rock, TX

Boise City, ID

Bridgeport-Stamford-Norwalk, CT

Charlotte-Concord-Gastonia, NC-SC

Chicago-Naperville-Elgin, IL-IN-WI

Cincinnati, OH-KY-IN

Dallas-Fort Worth-Arlington, TX

Danville, IL

Fayetteville-Springdale-Rogers, AR-MO

Grand Rapids-Wyoming, MI

Harrisburg-Carlisle, PA

Hartford-West Hartford-East Hartford, CT

Houston-The Woodlands-Sugar Land, TX

Indianapolis-Carmel-Anderson, IN

Jacksonville, FL

Kansas City, MO-KS

Killeen-Temple, TX

Miami-Fort Lauderdale-West Palm Beach, FL

Minneapolis-St. Paul-Bloomington, MN-WI

Nashville-Davidson-Murfreesboro-Franklin, TN

New York-Newark-Jersey City, NY-NJ-PA

Phoenix-Mesa-Scottsdale, AZ

Riverside-San Bernardino-Ontario, CA

San Francisco-Oakland-Hayward, CA

San Jose-Sunnyvale-Santa Clara, CA

Seattle-Tacoma-Bellevue, WA

St. Louis, MO-IL

York-Hanover, PA

II.    All of the area within the city limits of the following cities and within 25 kilometers of the city limits of the following cities, collectively:

Bangkok, Thailand

Boulogne-Billancourt, France

Brampton, Ontario, Canada

Brno, Czech Republic

Cheshunt, United Kingdom

Croix, Nord-Pas-de-Calais, France

Hampshire, United Kingdom

Hemel Hempstead, United Kingdom

Laval, Quebec, Canada

Letchworth Garden City, United Kingdom

Levallois-Perret, France

London, United Kingdom

Luton, United Kingdom

Manchester, United Kingdom

Hawthorn East, Victoria, Australia

Mexico City, Mexico

Milton Keynes, United Kingdom

Mississauga, Ontario, Canada

Montreal, Quebec, Canada

Perth, Western Australia, Australia

Pune, India

Pymble, New South Wales, Australia

Rungis, France

Sao Paulo, Brazil

Saskatoon, Saskatchewan, Canada

Stellarton, Nova Scotia, Canada

Surrey, United Kingdom

Sydney, New South Wales, Australia

Toronto, Ontario, Canada

Worksop, United Kingdom